EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                               PLACE OF INCORPORATION                             % OWNERSHIP
-------------------------------------------------  -------------------------------------------------  ------------
Larscom Limited                                    England and Wales                                      100%
NetEdge Systems, Inc.                              Delaware                                               100%
NetEdge Systems (UK) Limited                       England and Wales                                      100%
NetEdge Systems International B.V.                 Netherlands                                            100%